EXHIBIT 31.2
CERTIFICATIONS
I, G. Larry Lawrence, certify that:

1.    I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Natural Gas Services Group, Inc.; and

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ G. Larry Lawrence
G. Larry Lawrence
Chief Financial Officer and Vice President (Principal Accounting Officer)

April 23, 2019